Exhibit 10.1

AMENDMENT ONE
TO EMPLOYMENT AGREEMENT

THIS AMENDMENT ONE TO EMPLOYMENT AGREEMENT is dated and effective as of April 1, 2016, between UCP, Inc., a Delaware corporation (the “Company”), and Dustin L. Bogue (the “Executive”).

WHEREAS, the Executive and the Company are parties to an Employment Agreement (the “Agreement”) dated as of July 23, 2013; and

WHEREAS, the Executive and the Company desire to extend the term of the Agreement;

NOW, THEREFORE, in consideration of the recitals, mutual covenants and agreements set forth in the Agreement and below, the parties agree as follows:

1.	All capitalized terms used but not defined herein shall have the meaning accorded to them in the Agreement.

2.
Section 1 of the Agreement hereby is amended to extend the Employment Period to and including July 23, 2019 (the “Expiration Date”), unless the Agreement is otherwise terminated pursuant to Section 4 thereof; provided however, that on the Expiration Date and each annual anniversary of such date thereafter, the Agreement shall automatically be extended for one additional year unless either the Company or Executive shall have terminated this automatic extension provision by written notice to the other party at least 60 days prior to the automatic extension date. Subject to the terms of the Agreement, Executive's employment remains at will, which means that either Executive or the Company may terminate this relationship with or without Cause or notice.

3.	Except as amended herein, the Agreement shall continue unmodified and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment One to Employment Agreement as of the date first subscribed above.

UCP, INC.		EXECUTIVE

By:	/s/ W. Allen Bennett	/s/ Dustin L. Bogue
Dustin L. Bogue
Name:	W. Allen Bennett

Title:	General Counsel and Secretary